UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2023

OHIO VALLEY BANC CORP.
(Exact Name of Registrant as Specified in Its Charter)

000-20914
(Commission File Number)

Ohio	31-1359191
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

420 THIRD AVENUE, PO BOX 240
GALLIPOLIS, Ohio 45631
(Address of principal executive offices, including zip code)

(740) 446-2631
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	OVBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended December 31, 2022, of $3,524,000, an increase of $1,220,000, or 53.0%, from the same period the prior year.  Earnings per share for the fourth quarter of 2022 were $.74 compared to $.48 for the prior year fourth quarter.  For the year ended December 31, 2022, net income totaled $13,338,000, an increase of $1,606,000, or 13.7%, from the same period the prior year.  Earnings per share were $2.80 for 2022 versus $2.45 for 2021.  Return on average assets and return on average equity were 1.06% and 9.86%, respectively, for the year ended December 31, 2022, compared to .95% and 8.45%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. President and CEO, Larry Miller stated, “2022 has seen record inflation, ongoing interest rate hikes and economic uncertainty.  Yet, in spite of these and other challenges, I am pleased to report your Company generated record net earnings during our 150th year of business.  These results would not have been possible without the dedicated service of our employees, our loyal customers and the support of our shareholders.  They are what made 2022 the success that it was, and for that, we offer a sincere thank you!  As we turn the page from our first 150 years in business, rest assured we remain committed to our Community First mission and our vision to remain an independent community bank.”

For the fourth quarter of 2022, net interest income increased $1,999,000, and for the year ended December 31, 2022, net interest income increased $3,765,000 from the same respective periods last year.  Contributing to the increase in net interest income was the increase in the net interest margin and the growth in average earning assets.  In relation to the significant increase in market interest rates during 2022 based on actions taken by the Federal Reserve, the net interest margin has responded positively due to the yield on earning assets increasing more than the cost of interest-bearing liabilities.  During 2022, the quarterly net interest margin increased each quarter starting at 3.51% for the first quarter and ending at 4.38% for the fourth quarter.  As a result of this positive trend, the current net interest margin now exceeds the prior year.  For the year ended December 31, 2022, the net interest margin was 3.89%, compared to 3.61% for the same period the prior year.  For the year ended December 31, 2022, average earning assets increased $15 million from the same period the prior year.  The increase was primarily due to average securities, which increased $36 million from last year, which was partially offset by a $23 million decrease in average balances maintained at the Federal Reserve.  The growth in average loans for 2022 was limited to $3 million due to the repayment of all SBA Paycheck Protection Program (PPP) loans as of the first quarter of 2022.  As a result of these repayments, the average balance of PPP loans decreased $14 million and the corresponding interest and fees on PPP loans decreased $1,225,000 for the year ended December 31, 2022, as compared to the same period last year.

For the three months ended December 31, 2022, the provision for loan losses was $659,000, an increase of $960,000 from the same period last year.  The provision expense for the fourth quarter of 2022 was primarily related to an increase in the economic risk factors for the level of classified and criticized loans and to quarter-to-date net charge-offs of $201,000.  For the year ended December 31, 2022, the provision for loan losses was negative $32,000, an increase of $387,000 from the same period last year.  The negative provision for loan loss expense experienced during 2022 was due to a decrease in certain economic risk factors, such as the level of classified loans and the partial release of the COVID reserve.  These improvements contributed to lower general reserves, which more than offset the year-to-date net charge-offs of $1,182,000, of which $613,000 was related to a single loan relationship.  The allowance for loan losses was .60% of total loans at December 31, 2022, compared to .78% at December 31, 2021.  The ratio of nonperforming loans to total loans improved to .43% at December 31, 2022, compared to .56% at December 31, 2021.

For the three months ended December 31, 2022, noninterest income totaled $1,191,000, a decrease of $216,000 from the same period last year.  The decrease was due to the loss on the sale of securities, which increased $471,000 from the same period the prior year.  During the fourth quarter of 2022, the Company sold $12.5 million in securities at a loss of $1,537,000.  The proceeds were reinvested into higher-yielding securities, which are expected to increase future interest income.  This same strategy was executed during the fourth quarter of 2021, resulting in a loss on sale of securities of $1,066,000.   For the year ended December 31, 2022, noninterest income totaled $10,162,000, an increase of $298,000 from the same period last year.  The increase in year-to-date noninterest income was due to a $579,000 increase in service charges on deposit accounts and a $218,000 increase in interchange income on debit and credit card transactions.  These increases were partially offset by the $471,000 increase in the loss on sale of securities mentioned above.

For the three months ended December 31, 2022, noninterest expense totaled $8,882,000, a decrease of $445,000 from the same period last year.  For the year ended December 31, 2022, noninterest expense totaled $39,040,000, an increase of $1,760,000 from the same period last year.  The Company’s largest noninterest expense, salaries and employee benefits, decreased $1,129,000 as compared to the fourth quarter of 2021 and $34,000 as compared to the year ended December 31, 2021.  Contributing to lower salaries and employee benefits was the reevaluation of nonqualified benefit plan liabilities.  Based on higher market interest rates, the benefit plan liabilities were reduced, leading to a lump sum decrease in benefit expense during the fourth quarter.  As a result, the expense associated with the nonqualified benefit plans decreased $1,156,000 for the fourth quarter and $978,000 for the year-to-date period when compared to the same respective periods the prior year.  Partially offsetting the year-to-date decrease in nonqualified benefit expense was an increase in salary expense, which was primarily related to the staffing of Race Day Mortgage and to annual merit increases.

Adding to higher noninterest expense for the year ended December 31, 2022 were the categories of marketing expense, data processing, software expense and other noninterest expense.  The increase in marketing expense was primarily related to specific donations made during the fourth quarter to support the communities that we serve and reflective of our Community First mission.  Marketing expense increased $548,000 and $602,000 during the three and twelve months ended December 31, 2022, compared to the same periods in 2021, respectively.  During the three and twelve months ended December 31, 2022, data processing expense increased $121,000 and $355,000 when compared to the same respective periods in 2021.  The increase was mostly related to higher debit and credit card transaction volume.  For the three months and year ended December 31, 2022, software expense increased $66,000 and $339,000, respectively, from the same periods last year.  The increase was partly due to software platforms utilized by Race Day Mortgage.  The increase in year-to-date other noninterest expense was mainly related to the expense associated with purchasing mortgage loan marketing leads for Race Day Mortgage for the full year of 2022.  As a result, other noninterest expense increased $315,000 for the year ended December 31, 2022, compared to the same period in 2021.

  The Company’s total assets at December 31, 2022 were $1.211 billion, a decrease of $39 million from December 31, 2021.  During 2022, the Company deployed a portion of the heightened cash balance into higher yielding earning assets.  Since December 31, 2021, loan balances increased $54 million and securities increased $6 million.  These increases were funded by a $106 million decrease in cash and cash equivalents.  A portion of the decrease in cash and cash equivalents was also used to fund the decrease in total deposits of $32 million, which occurred within time deposits.  A portion of the decrease in total time deposits was related to wholesale time deposits decreasing $15 million due to management not targeting these funding sources throughout 2022.  At December 31, 2022, shareholders’ equity decreased $6 million from year end 2021.  The decrease in shareholders’ equity was related to recording the fair value adjustment for securities classified as available-for-sale.  Based on the increase in market rates during 2022, the fair value of securities decreased $16 million on an after-tax basis.  This decrease was partially offset by an increase in retained earnings of $9 million.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC.  The holding company owns The Ohio Valley Bank Company, with 17 offices in Ohio and West Virginia; Loan Central, Inc. with six consumer finance offices in Ohio; and Race Day Mortgage, Inc., an online consumer direct mortgage company.  Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements.  Forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) impacts from the coronavirus (COVID-19) pandemic on our business, operations, customers and capital position; (ii) the impact of COVID-19 on local, national and global economic conditions; unexpected changes in interest rates or disruptions in the mortgage market related to COVID-19 or responses to the health crisis; (iii) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes and government spending and the continuing economic uncertainty in various parts of the world; (iv) competitive pressures;  (v) fluctuations in interest rates; (vi) the level of defaults and prepayment on loans made by the Company; (vii) unanticipated litigation, claims, or assessments; (viii) fluctuations in the cost of obtaining funds to make loans; (ix) regulatory changes; and (x) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.  Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
PER SHARE DATA
Earnings per share	$0.74	$0.48	$2.80	$2.45
Dividends per share	$0.21	$0.21	$0.99	$0.84
Book value per share	$28.30	$29.74	$28.30	$29.74
Dividend payout ratio (a)	28.44%	43.50%	35.39%	34.25%
Weighted average shares outstanding	4,771,774	4,763,881	4,769,135	4,780,609

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$154	$188
Dividends reinvested under
dividend reinvestment plan (c)	$531	$433	$2,272	$1,721

PERFORMANCE RATIOS
Return on average equity	10.81%	6.48%	9.86%	8.45%
Return on average assets	1.14%	0.73%	1.06%	0.95%
Net interest margin (d)	4.38%	3.57%	3.89%	3.61%
Efficiency ratio (e)	64.76%	78.26%	70.44%	72.59%
Average earning assets (in 000's)	$1,135,547	$1,167,458	$1,163,999	$1,148,909

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Twelve months ended
(in $000's)	December 31,		December 31,
	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$11,471	$10,453	$42,273	$42,102
Interest and dividends on securities	1,044	655	3,850	2,446
Interest on interest-bearing deposits with banks	691	53	1,493	164
Total interest income	13,206	11,161	47,616	44,712
Interest expense:
Deposits	600	603	2,130	2,977
Borrowings	216	167	708	722
Total interest expense	816	770	2,838	3,699
Net interest income	12,390	10,391	44,778	41,013
Provision for (recovery of) loan losses	659	(301)	(32)	(419)
Noninterest income:
Service charges on deposit accounts	628	555	2,443	1,864
Trust fees	78	73	325	285
Income from bank owned life insurance and
annuity assets	209	203	883	904
Mortgage banking income	57	310	697	854
Electronic refund check/deposit fees	0	0	675	675
Debit / credit card interchange income	1,259	1,184	4,862	4,644
Loss on sale of securities	(1,537)	(1,066)	(1,537)	(1,066)
Tax preparation fees	2	2	743	754
Other	495	146	1,071	950
Total noninterest income	1,191	1,407	10,162	9,864
Noninterest expense:
Salaries and employee benefits	4,495	5,624	21,615	21,649
Occupancy	491	381	1,910	1,796
Furniture and equipment	329	284	1,170	1,136
Professional fees	204	296	1,609	1,578
Marketing expense	710	162	1,428	826
FDIC insurance	85	84	335	326
Data processing	625	504	2,761	2,406
Software	577	511	2,197	1,858
Foreclosed assets	15	23	63	55
Amortization of intangibles	7	10	35	48
Other	1,344	1,448	5,917	5,602
Total noninterest expense	8,882	9,327	39,040	37,280
Income before income taxes	4,040	2,772	15,932	14,016
Income taxes	516	468	2,594	2,284
NET INCOME	$3,524	$2,304	$13,338	$11,732